SPECIAL MEETING OF STOCKHOLDERS OF

I.D. SYSTEMS, INC.

August 29, 2019

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING:
The Notice of Meeting and Proxy Statement
are available at the following website:
https://ir.id-systems.com/proxy-materials

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS LISTED BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. **The Transaction Proposal (Proposal 1) -** Adoption of the Investment and Transaction Agreement, dated as of March 13, 2019, as amended (the "Investment Agreement"), by and among I.D. Systems, Inc. ("I.D. Systems"), PowerFleet, Inc. ("Parent"), PowerFleet US Acquisition Inc. ("I.D. Systems Merger Sub") and the investors party thereto (the "Investors"), and approval of the transactions contemplated thereby, including the reorganization into a new holding company structure by merging I.D. Systems Merger Sub with and into I.D. Systems, with I.D. Systems surviving as wholly-owned subsidiary of Parent.	☐	☐	☐
The Nasdaq Proposals - To approve, for purposes of complying with applicable Nasdaq listing requirements:			
2. **The Investment Shares Proposal (Proposal 2) -** Approval of the issuance of 50,000 shares of Series A Convertible Preferred Stock of Parent, including any shares of Series A Convertible Preferred Stock issuable as dividends thereon (collectively, the "Investment Shares"), pursuant to the terms of the Investment Agreement and the issuance of the shares of common stock of Parent issuable upon conversion of the Investment Shares; and	☐	☐	☐
3. **The Acquisition Shares Proposal (Proposal 3) -** Approval of the issuance of 10,753,102 shares of common stock of Parent pursuant to the terms of the Agreement and Plan of Merger, dated as of March 13, 2019 (the "Merger Agreement"), by and among I.D. Systems, Parent, Pointer Telocation Ltd., PowerFleet Israel Holding Company Ltd. and PowerFleet Israel Acquisition Company Ltd., pursuant to which Pointer Merger Sub will merge with and into Pointer, with Pointer surviving as an indirect, wholly-owned subsidiary of Parent.	☐	☐	☐
The Charter Proposals - To approve the following material differences between the Amended and Restated Certificate of Incorporation of Parent (the "Parent Charter") that will become effective immediately prior to the consummation of the transactions contemplated by the Investment Agreement and the Merger Agreement and the current Amended and Restated Certificate of Incorporation, as amended, of I.D. Systems:			
4. **Authorized Share Capital (Proposal 4) -** Approval of the authorized shares of Parent's capital stock, consisting of 75,000,000 shares of common stock and 150,000 shares of preferred stock, of which 100,000 shares will be designated as Series A Convertible Preferred Stock, as described in Article FIFTH of the Parent Charter;	☐	☐	☐
5. **Indemnification (Proposal 5) -** Approval of certain provisions set forth in Article ELEVENTH of the Parent Charter, which contain certain mandatory indemnification provisions for the directors and officers of Parent, including, among other things, the advancement of expenses;	☐	☐	☐
6. **Corporate Opportunity (Proposal 6) -** Approval of certain provisions set forth in Article TWELFTH of the Parent Charter, which provide that certain transactions are not "corporate opportunities" of Parent; and	☐	☐	☐
7. **Exclusive Forum (Proposal 7) -** Approval of certain provisions set forth in Article SIXTEENTH of the Parent Charter, which designate the Chancery Court of the State of Delaware as the exclusive forum for certain legal actions.	☐	☐	☐
8. **The Plan Amendment Proposal (Proposal 8) -** Approval of an amendment to the I.D. Systems, Inc. 2018 Incentive Plan, which provides for an increase in the number of shares of common stock available for issuance thereunder and reflects the assumption of the I.D. Systems, Inc. 2018 Incentive Plan by Parent.	☐	☐	☐
9. **The Advisory Vote on Executive Compensation Proposal (Proposal 9) -** Approval on an advisory (non-binding) basis of the compensation that may become payable to certain named executive officers of I.D. Systems in connection with, or following, the consummation of the transactions contemplated by the Merger Agreement and the Investment Agreement.	☐	☐	☐
10. **The Adjournment Proposal (Proposal 10) -** Approval to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are insufficient votes present in person or by proxy for, or otherwise in connection with, the approval of each of Proposals 1, 2, 3 and 4.	☐	☐	☐

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS, AS MORE SPECIFICALLY DESCRIBED IN THE COMPANY'S PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS, POSTPONEMENTS OR CONTINUATIONS THEREOF.

RECEIPT OF NOTICE OF THE SPECIAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

I.D. SYSTEMS, INC.

123 TICE BOULEVARD
WOODCLIFF LAKE, NEW JERSEY 07677

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 29, 2019, AT 10:00 A.M. (EASTERN TIME), AND ANY POSTPONEMENT, CONTINUATION OR ADJOURNMENT THEREOF

The shares of common stock you hold in your account will be voted as you specify on the reverse side of this proxy card. If no choice is specified, the proxy will be voted "FOR" the Proposals described on the reverse side of this proxy card.

By signing this proxy, the undersigned hereby appoints Chris Wolfe and Ned Mavrommatis, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of I.D. Systems, Inc. which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at the offices of Olshan Frome Wolosky LLP, located at 1325 Avenue of the Americas, New York, New York 10019, on August 29, 2019, 2019, at 10:00 a.m. (Eastern Time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting and any postponements, continuations or adjournments of the meeting.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

I.D. SYSTEMS, INC.

August 29, 2019

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING:

The Notice of Meeting and Proxy Statement

are available at the following website:

https://ir.id-systems.com/proxy-materials

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS LISTED BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. **The Transaction Proposal (Proposal 1)** - Adoption of the Investment and Transaction Agreement, dated as of March 13, 2019, as amended (the "Investment Agreement"), by and among I.D. Systems, Inc. ("I.D. Systems"), PowerFleet, Inc. ("Parent"), PowerFleet US Acquisition Inc. ("I.D. Systems Merger Sub") and the investors party thereto (the "Investors"), and approval of the transactions contemplated thereby, including the reorganization into a new holding company structure by merging I.D. Systems Merger Sub with and into I.D. Systems, with I.D. Systems surviving as wholly-owned subsidiary of Parent. FOR ☐ AGAINST ☐ ABSTAIN ☐

The Nasdaq Proposals - To approve, for purposes of complying with applicable Nasdaq listing requirements:

2. **The Investment Shares Proposal (Proposal 2)** - Approval of the issuance of 50,000 shares of Series A Convertible Preferred Stock of Parent, including any shares of Series A Convertible Preferred Stock issuable as dividends thereon (collectively, the "Investment Shares"), pursuant to the terms of the Investment Agreement and the issuance of the shares of common stock of Parent issuable upon conversion of the Investment Shares; and FOR ☐ AGAINST ☐ ABSTAIN ☐
3. **The Acquisition Shares Proposal (Proposal 3)** - Approval of the issuance of 10,753,102 shares of common stock of Parent pursuant to the terms of the Agreement and Plan of Merger, dated as of March 13, 2019 (the "Merger Agreement"), by and among I.D. Systems, Parent, Pointer Telocation Ltd., PowerFleet Israel Holding Company Ltd. and PowerFleet Israel Acquisition Company Ltd., pursuant to which Pointer Merger Sub will merge with and into Pointer, with Pointer surviving as an indirect, wholly-owned subsidiary of Parent. FOR ☐ AGAINST ☐ ABSTAIN ☐

The Charter Proposals - To approve the following material differences between the Amended and Restated Certificate of Incorporation of Parent (the "Parent Charter") that will become effective immediately prior to the consummation of the transactions contemplated by the Investment Agreement and the Merger Agreement and the current Amended and Restated Certificate of Incorporation, as amended, of I.D. Systems:

4. **Authorized Share Capital (Proposal 4)** - Approval of the authorized shares of Parent's capital stock, consisting of 75,000,000 shares of common stock and 150,000 shares of preferred stock, of which 100,000 shares will be designated as Series A Convertible Preferred Stock, as described in Article FIFTH of the Parent Charter; FOR ☐ AGAINST ☐ ABSTAIN ☐
5. **Indemnification (Proposal 5)** - Approval of certain provisions set forth in Article ELEVENTH of the Parent Charter, which contain certain mandatory indemnification provisions for the directors and officers of Parent, including, among other things, the advancement of expenses; FOR ☐ AGAINST ☐ ABSTAIN ☐
6. **Corporate Opportunity (Proposal 6)** - Approval of certain provisions set forth in Article TWELFTH of the Parent Charter, which provide that certain transactions are not "corporate opportunities" of Parent; and FOR ☐ AGAINST ☐ ABSTAIN ☐
7. **Exclusive Forum (Proposal 7)** - Approval of certain provisions set forth in Article SIXTEENTH of the Parent Charter, which designate the Chancery Court of the State of Delaware as the exclusive forum for certain legal actions. FOR ☐ AGAINST ☐ ABSTAIN ☐
8. **The Plan Amendment Proposal (Proposal 8)** - Approval of an amendment to the I.D. Systems, Inc. 2018 Incentive Plan, which provides for an increase in the number of shares of common stock available for issuance thereunder and reflects the assumption of the I.D. Systems, Inc. 2018 Incentive Plan by Parent. FOR ☐ AGAINST ☐ ABSTAIN ☐
9. **The Advisory Vote on Executive Compensation Proposal (Proposal 9)** - Approval on an advisory (non-binding) basis of the compensation that may become payable to certain named executive officers of I.D. Systems in connection with, or following, the consummation of the transactions contemplated by the Merger Agreement and the Investment Agreement. FOR ☐ AGAINST ☐ ABSTAIN ☐
10. **The Adjournment Proposal (Proposal 10)** - Approval to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are insufficient votes present in person or by proxy for, or otherwise in connection with, the approval of each of Proposals 1, 2, 3 and 4. FOR ☐ AGAINST ☐ ABSTAIN ☐

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS, AS MORE SPECIFICALLY DESCRIBED IN THE COMPANY'S PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS, POSTPONEMENTS OR CONTINUATIONS THEREOF.

RECEIPT OF NOTICE OF THE SPECIAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.